Exhibit 99.1

The Honest Company Reports First Quarter 2024 Results

Transformation Pillars Continue to Drive Revenue Growth and Profitability Improvement
Achieved 37% Gross Margin, Significant Expansion of 1,275 Basis Points Year-Over-Year
Reaffirms Full Year 2024 Financial Outlook

LOS ANGELES, Calif. – May 8, 2024 – The Honest Company (NASDAQ: HNST), a personal care company dedicated to creating clean- and sustainably-designed products, today reported financial results for the three months ended March 31, 2024.

“Our first quarter results demonstrate our strong start to 2024. Our clear focus on profitability, delivering sales growth and achieving record gross margin of 37% as a public company is attributable to continued execution of our Transformation Pillars of Brand Maximization, Margin Enhancement and Operating Discipline,” said Chief Executive Officer, Carla Vernón. “These Pillars are deeply rooted in our operating practices and remain an enduring strategic element supporting our revenue growth and ongoing cost structure improvements in the first quarter. With our robust financial results to start the year and growth in consumer demand for Honest products, we are reaffirming our full year 2024 financial outlook.”

First Quarter Results
(All comparisons are versus the first quarter of 2023)

Our Transformation Pillars of Brand Maximization, Margin Enhancement, and Operating Discipline have each contributed meaningfully to our first quarter results.

	For the three months ended March 31,
	2024	2023	Change
(In thousands, except percentages)
Revenue	$86,217	$83,388	$2,829
Gross margin	37.0%	24.2%	12.8%
Operating expenses	$33,197	$38,860	$(5,663)
Net loss	$(1,403)	$(18,867)	$17,464
Adjusted EBITDA(1)	$2,642	$(10,334)	$12,976

Revenue increased 3% to $86 million compared to the first quarter of 2023 driven by an increase in revenue from baby apparel, wipes and baby personal care. Our growth was supported by our Transformation Pillar of Brand Maximization that drove distribution gains and strong velocities. Total tracked channel consumption(2) for the Company grew 7% compared to the categories down 1%.
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(1) See the reconciliation of adjusted EBITDA, a non-GAAP financial measure, to net loss in the table under “Use of Non-GAAP Financial Measures” below in this press release.
(2) According to independent third-party tracked channel consumption data. Reflects consumption for diapers, wipes, baby personal care, skin care and cosmetics items for latest 12 weeks ended March 24, 2024.

Gross margin was 37.0% compared to 24.2% in the first quarter of 2023. Gross margin increased by 1,275 basis points compared to the first quarter of 2023 driven by execution of our Margin Enhancement Transformation Pillar, which included lower transportation costs, price increases, efficient trade spending, and lower product and fulfillment costs.

Operating expenses decreased $6 million compared to the first quarter of 2023 due to continuing execution of our Operating Discipline Transformation Pillar. Operating expenses as a percentage of revenue decreased 810 basis points compared to the first quarter of 2023. Selling, general & administrative expenses as a percentage of revenue declined 496 basis points compared to the first quarter of 2023.

Net loss was $1 million, compared to a net loss of $19 million in the first quarter of 2023.

Adjusted EBITDA(1) was positive $3 million compared to negative $10 million in the first quarter of 2023. This represents the Company’s second consecutive quarter of positive adjusted EBITDA.
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(1) See the reconciliation of adjusted EBITDA, a non-GAAP financial measure, to net loss in the table under “Use of Non-GAAP Financial Measures” below in this press release.

Balance Sheet and Cash Flow

The Company ended the first quarter 2024 with $34 million in cash, cash equivalents and short-term investments, an increase of $22 million versus the first quarter of 2023, reflecting disciplined management of working capital. The Company had no debt on the balance sheet as of March 31, 2024.

Net cash provided by operating activities was $336 thousand, compared to net cash used in operating activities of $3 million for the first quarter of 2023.

Reaffirms 2024 Financial Outlook

The Company is reaffirming its financial outlook for the full fiscal year 2024 for revenue and Adjusted EBITDA. For 2024, the Company continues to expect:

•Net revenue growth of low-to-mid single digit percentage.

•Positive Adjusted EBITDA(1) in the low-single digit to mid-single digit millions range.

We remain confident in our long-term strategy beyond 2024 of 4% to 6% annual revenue growth and continued Adjusted EBITDA margin expansion. Additional information on the Company’s strategic plans can be found in its Investor Presentation on the Company’s Investor Relations website at http://investors.honest.com.
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(1) We do not provide guidance for the most directly comparable GAAP measure, net loss, and similarly cannot provide a reconciliation between our adjusted EBITDA outlook and net loss without unreasonable effort due to the unavailability of reliable estimates for certain components of net loss, including interest and other (income) expense, net, and the respective reconciliations. These items are not within our control and may vary greatly between periods and could significantly impact our financial results calculated in accordance with GAAP.

Webcast and Conference Call Information

A webcast and conference call to discuss first quarter 2024 results is scheduled for today, May 8, 2024, at 1:30 p.m. Pacific time/4:30 p.m. Eastern time. Those interested in participating in the conference call by phone, please go to this link https://register.vevent.com/register/BI1c23ecdf483947929a00c199699896fc and you will be provided with dial in details. A live webcast of the conference call will be available online at: https://investors.honest.com. A replay of the webcast will be available on the Company’s website for one year.

Forward-Looking Statements

This press release and earnings call referencing this press release contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements. Such statements may address the Company’s expectations regarding revenue, profit margin or other future financial performance and liquidity, other performance measures and cost savings, strategic initiatives and future operations or operating results. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning our expectations regarding future results of operations and financial condition, including our revenue and adjusted EBITDA outlook for 2024 and long-term financial algorithm; our ability to achieve or sustain profitability; momentum in our business; our ability to execute on, and the continued benefits of, our Transformation Pillars of Brand Maximization, Margin Enhancement, and Operating Discipline; and other business strategies, plans and objectives of management for future operations.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release and the earnings call referencing this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results.

The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in the Annual Report, on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on March 8, 2024, and subsequent filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or the earnings call referencing this press release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that contain “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release and the earnings call referencing this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

About The Honest Company

The Honest Company (NASDAQ: HNST) is a personal care company dedicated to creating clean- and sustainably-designed products spanning categories across diapers, wipes, baby personal care, beauty, apparel, household care and wellness. Founded in 2012, the Company is on a mission to challenge ingredients, ideals, and industries through the power of the Honest brand, the Honest team, and the Honest Standard. Honest products are available via Honest.com, leading online retailers and approximately 49,000 retail locations across the United States and Canada. For more information about the Honest Standard and the Company, please visit www.honest.com.

Investor Contacts:
Elizabeth Bouquard
ebouquard@thehonestcompany.com

Investor Inquiries:
investors@thehonestcompany.com

Media Contact:
Jennifer Kroog Rosenberg
jrosenberg@thehonestcompany.com

The Honest Company, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(Unaudited)
(in thousands, except share and per share amounts)

	For the three months ended March 31,
	2024	2023

Revenue	$86,217	$83,388
Cost of revenue	54,335	63,186
Gross profit	31,882	20,202
Operating expenses
Selling, general and administrative	22,420	25,817
Marketing	9,096	10,234
Restructuring	—	1,350
Research and development	1,681	1,459
Total operating expenses	33,197	38,860
Operating loss	(1,315)	(18,658)
Interest and other income (expense), net	(63)	(189)
Loss before provision for income taxes	(1,378)	(18,847)
Income tax provision	25	20
Net loss	$(1,403)	$(18,867)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.01)	$(0.20)
Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	96,273,168	93,106,075

Other comprehensive income (loss)
Unrealized gain (loss) on short-term investments, net of taxes	—	19
Comprehensive loss	$(1,403)	$(18,848)

The Honest Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and per share amounts)

	March 31, 2024	December 31, 2023

Assets
Current assets
Cash and cash equivalents	$33,585	$32,827
Accounts receivable, net	40,507	43,084
Inventories	74,502	73,490
Prepaid expenses and other current assets	7,770	8,371
Total current assets	156,364	157,772
Operating lease right-of-use asset	22,090	23,683
Property and equipment, net	12,824	13,486
Goodwill	2,230	2,230
Intangible assets, net	291	309
Other assets	4,272	4,141
Total assets	$198,071	$201,621
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$25,304	$22,289
Accrued expenses	26,416	32,209
Deferred revenue	1,942	2,212
Total current liabilities	53,662	56,710
Long term liabilities
Operating lease liabilities, net of current portion	19,642	21,738
Other long-term liabilities	—	34
Total liabilities	73,304	78,482
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized at March 31, 2024 and December 31, 2023, none issued or outstanding as of March 31, 2024 and December 31, 2023	—	—
Common stock, $0.0001 par value, 1,000,000,000 shares authorized at March 31, 2024 and December 31, 2023; 97,168,703 and 95,868,421 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	9	9
Additional paid-in capital	605,229	602,198
Accumulated deficit	(480,471)	(479,068)
Total stockholders’ equity	124,767	123,139
Total liabilities and stockholders’ equity	$198,071	$201,621

The Honest Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	For the three months ended March 31,
	2024	2023
Cash flows from operating activities
Net loss	$(1,403)	$(18,867)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	717	668
Stock-based compensation	2,523	3,772
Other	1,593	1,545
Changes in assets and liabilities:
Accounts receivable, net	2,577	(2,894)
Inventories	(1,012)	17,191
Prepaid expenses and other assets	471	7,884
Accounts payable, accrued expenses and other long-term liabilities	(2,873)	(10,845)
Deferred revenue	(269)	670
Operating lease liabilities	(1,988)	(1,885)
Net cash provided by (used in) operating activities	336	(2,761)
Cash flows from investing activities
Proceeds from maturities of short-term investments	—	2,953
Purchases of property and equipment	(76)	(473)
Net cash (used in) provided by investing activities	(76)	2,480
Cash flows from financing activities
Proceeds from exercise of stock options	508	—
Payments on finance lease liabilities	(10)	(15)
Net cash provided by (used in) financing activities	498	(15)
Net increase (decrease) in cash and cash equivalents	758	(296)
Cash and cash equivalents
Beginning of the period	32,827	9,517
End of the period	$33,585	$9,221

Supplemental disclosures of noncash activities
Capital expenditures included in accounts payable and accrued expenses	$1	$25

The Honest Company, Inc.
Use of Non-GAAP Financial Measures
We prepare and present our condensed consolidated financial statements in accordance with GAAP. However, management believes that adjusted EBITDA, which is a non-GAAP financial measure, provides investors with additional useful information in evaluating our performance.

We calculate adjusted EBITDA as net income (loss), adjusted to exclude: (1) interest and other (income) expense, net; (2) income tax provision; (3) depreciation and amortization; (4) stock-based compensation expense, including payroll tax; (5) litigation and settlement fees associated with certain non-ordinary course securities litigation claims; (6) CEO and Founder transition expenses and (7) restructuring expenses in connection with the Transformation Initiative.

Adjusted EBITDA is a financial measure that is not required by, or presented in accordance with GAAP. We believe that adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of adjusted EBITDA include that (1) it does not reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these capital expenditures; (3) it does not consider the impact of stock-based compensation expense; (4) it does not reflect other non-operating expenses, including interest expense; (5) it does not reflect tax payments that may represent a reduction in cash available to us; and (6) does not include certain non-ordinary cash expenses that we do not believe are representative of our business on a steady-state basis, such as CEO and Founder transition expenses and restructuring expenses in connection with the Transformation Initiative. In addition, our use of adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider adjusted EBITDA alongside other financial measures, including our revenue, net income (loss) and other results stated in accordance with GAAP.

The following table presents a reconciliation of net income (loss), the most directly comparable financial measure stated in accordance with GAAP, to adjusted EBITDA, for each of the periods presented:

	For the three months ended March 31,
(In thousands)	2024	2023
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(1,403)	$(18,867)
Interest and other (income) expense, net	63	189
Income tax provision	25	20
Depreciation and amortization	717	668
Stock-based compensation	2,523	3,772
Securities litigation expense	402	1,178
CEO and Founder transition expense(1)	158	1,277
Restructuring costs(2)	—	1,350
Payroll tax expense related to stock-based compensation	157	79
Adjusted EBITDA	$2,642	$(10,334)

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(1) Includes sign-on bonus, relocation costs and separation costs.
(2) Restructuring costs included employee and asset-related costs and contract terminations.